EXHIBIT 11.1


                TANKNOLOGY ENVIRONMENTAL, INC. AND SUBSIDIARIES
               COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
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                                                                                               Year Ended December 31,
                                                                             ------------------------------------------------------
                                                                                 1996                 1995                  1994
                                                                             -----------         ------------          ------------
Computation of earnings (loss) per common share:
   Net income (loss) applicable to common stock ....................         $   755,100         $ (8,589,105)         $  1,542,978
                                                                             ===========         ============          ============
Computation of primary earnings (loss) per share:
   Weighted average number of common shares
   outstanding .....................................................          14,237,012           14,230,012            14,420,269
   Common shares issuable under stock option
   plan ............................................................                --                   --                 400,825
   Less shares assumed repurchased with
   proceeds ........................................................                --                   --                (309,846)
                                                                             -----------         ------------          ------------
      Weighted average common and equivalent
      shares outstanding ...........................................          14,237,012           14,230,012            14,511,248
                                                                             ===========         ============          ============
   Earnings (loss) per common share ................................         $      0.05         $      (0.60)         $       0.11
                                                                             ===========         ============          ============
Computation of earnings (loss) per common share
   assuming full dilution:
   Weighted average number of common shares
   outstanding .....................................................          14,237,012           14,230,012            14,420,269
Common shares issuable under stock option
   plan ............................................................                --                   --                 400,825
   Less shares assumed repurchased with
   proceeds ........................................................                --                   --                (309,846)
                                                                             -----------         ------------          ------------
   Weighted average common and equivalent
   shares outstanding ..............................................          14,237,012           14,230,012            14,511,248
                                                                             ===========         ============          ============
   Earnings (loss) per common share assuming
   full dilution ...................................................         $      0.05         $      (0.60)         $       0.11
                                                                             ===========         ============          ============
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